As filed with the Securities and Exchange Commission on July 29, 2002
                                        SEC Registration No. 333-96671
=============================================================================


                   U.S. SECURITIES AND EXCHANGE COMMISSION
                       FORM S-3/A REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               AMENDMENT NO. 1

                               INFINITY, INC.
           -----------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)

          Colorado                                  84-1070066
----------------------------          -----------------------------------
(State or Other Jurisdiction          (IRS Employer Identification Number)
      of Incorporation)

                  211 West 14th Street, Chanute, Kansas  66720
                                (620) 431-6200
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


                            Stanton E. Ross, President
                  211 West 14th Street, Chanute, Kansas  66720
                                (620) 431-6200
             ---------------------------------------------------------
             (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                               Jon D. Sawyer, Esq.
               Krys Boyle Freedman Graham Sawyer Terry & Moore, P.C.
                     600 17th Street, Suite 2700 South Tower
                             Denver, Colorado  80202
                                 (303) 893-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ___

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ X ]










If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

=============================================================================
                                      Proposed    Proposed
                                      Maximum     Maximum
Title of Each Class                   Offering    Aggregate     Amount of
of Securities to be   Amount to be    Price Per   Offering      Registra-
Registered            Registered      Unit        Price         tion Fee
_____________________________________________________________________________

7% Convertible       $17,688,924(1)   100%(2)   $17,688,924(1)  $1,627.38
Subordinated Notes

Common Stock, $.0001   2,051,074(3)     --      $     --   (4)  $   --
Par Value

Common Stock, $.0001     200,000(5)   $6.87(6)  $ 1,374,000(6)  $  126.41
Par Value

Placement Agent          200,000      $  --     $     --        $  -- (7)
Warrants

Common Stock, $.0001     250,000(8)   $6.87(6)  $ 1,717,500(6)  $  158.01
Par Value
     Total                                                      $1,911.80(9)
=============================================================================

(1) Represents $12,540,000 of original principal amount of the 7% Convertible Subordinated Notes and $5,148,924 of additional notes that may be issued in lieu of cash for interest on the 7% Convertible Subordinated Notes.

(2)  Calculated pursuant to Rule 457(i).

(3) Represents the maximum number of shares of Common Stock that are issuable upon conversion of the 7% Convertible Subordinated Notes registered hereby.

(4) No additional consideration will be received for the Common Stock issuable upon the conversion of the principal 7% Convertible Subordinated Notes and, therefore, no registration fee is required pursuant to Rule 457(i) for the principal of such notes.

(5) Represents shares issuable upon the exercise of placement agent warrants held by a selling holder.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on July 16, 2002.

(7) Pursuant to Rule 457(g), no registration fee is required for the placement agent warrants since the shares of Common Stock underlying such warrants are being registered.

(8) Represents shares issuable upon the exercise of bridge loan options held by selling shareholders.

(9)  Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

               PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the registration fee, the amounts stated are estimates.

          Registration Fees . . . . . . . . . . . . . .  $ 1,912
          Legal Fees and Expenses . . . . . . . . . . .   20,000
          Accounting Fees and Expenses. . . . . . . . .    5,000
          Miscellaneous . . . . . . . . . . . . . . . .    3,088
                                                         -------
              TOTAL . . . . . . . . . . . . . . . . . .  $30,000
                                                         =======

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The only statute, charter provision, bylaw, contract, or other arrange-

ment under which any controlling person, director or officer of Infinity is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) The Company has the power under Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, employee, fiduciary, or agent of the Company or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the Company, such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of the Company but no indemnification shall be made if such person was adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company unless and to the extent the court in which such action or suit was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. In such event, indemnification is limited to reasonable expenses. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     (b) The Articles of Incorporation and Bylaws of the Company generally allow indemnification of Officers and Directors to the fullest extent allowed by law. The Company currently intends to indemnify its Officers and Directors to the fullest extent permitted by the Articles of Incorporation, Bylaws and Colorado Law.


                                      II-1




ITEM 16.  EXHIBITS.

Exhibit
Number   Description                      Location
------   -----------                      ---------

  3      Articles of Incorporation        Incorporated by reference to
         and Bylaws                       Exhibit No. 3 to the Registrant's
                                          Registration Statement (File No.
                                          33-17416-D)

  3.1    Articles of Amendment to         Incorporated by reference to
         Articles of Incorporation        Exhibit No. 3.1 to the Registrant's
                                          Annual Report on Form 10-K for
                                          the fiscal year ended March 31,
                                          1992 (File No. 33-17416-D)

  4.1    Trust Indenture for 7%           Filed herewith electronically
         Convertible Subordinated
         Notes with the Wilmington
         Trust Company

  4.2    Form of Registration Rights      Filed herewith electronically
         Agreement

  4.3    Form of Placement Agent Warrant  Filed herewith electronically

  5      Opinion of Krys Boyle Freedman   Previously filed
         Graham Sawyer Terry & Moore,
         P.C. with respect to the
         legality of the securities
         being registered

 23.1    Consent of Sartain Fischbein     Previously filed
         & Co., Independent Certified
         Public Accountants

 23.2    Consent of Ehrhardt Keefe        Previously filed
         Steiner & Hottman, P.C.,
         Independent Certified
         Public Accountants

 23.2    Consent of Krys Boyle Freedman   Included in Exhibit 5
         Graham Sawyer Terry & Moore,
         P.C.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the 1933 Act;


                                       II-2


          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ([Section] 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Infinity pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Infinity's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Infinity pursuant to the foregoing provisions, or otherwise, Infinity has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Infinity of expenses incurred or paid by a director, officer or controlling person of Infinity in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Infinity will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      II-3

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, hereunto duly authorized, in Chanute, Kansas, on July 29, 2002.

                                   INFINITY, INC.



                                   By:/s/ Stanton E. Ross
                                      Stanton E. Ross, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURES                     TITLE                    DATE



/s/ Stanton E. Ross            President, Treasurer,      July 29, 2002
Stanton E. Ross                (Principal Financial
                               Officer) and Director


/s/ Jon D. Klugh               Chief Financial Officer    July 26, 2002
Jon D. Klugh                   and Secretary



/s/ George R. Jones            Director                   July 29, 2002
George R. Jones



/s/ Leroy C. Richie            Director                   July 29, 2002
Leroy C. Richie



__________________________     Director
O. Lee Tawes